                                            EXHIBIT 99.1

July 25, 2014

DTE Energy reports second quarter 2014 results

DETROIT - DTE Energy (NYSE:DTE) today reported second quarter 2014 earnings of $124 million, or $0.70 per diluted share, compared with $105 million, or $0.60 per diluted share in 2013.

Operating earnings for the second quarter 2014 were $128 million, or $0.73 per diluted share, compared with 2013 operating earnings of $109 million, or $0.62 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are at the end of this news release.

Reported earnings for the first six months ended June 30, 2014 were $450 million or $2.54 per diluted share versus $339 million or $1.94 per diluted share in 2013. Year-to-date operating earnings were $428 million or $2.42 per diluted share, compared with $343 million or $1.96 per diluted share in 2013.

“Our financial performance for the first six months of 2014 has provided a solid foundation for achieving our financial goals for the year,” said Gerard M. Anderson, DTE Energy chairman and CEO. Anderson also noted that many of DTE Energy’s customers were affected by early July storms. “While I am proud of the work of the DTE employees to quickly restore power during a holiday week, I recognize the hardship of our customers that were without power. We are focused on making incremental investments in our electric distribution system that will improve reliability and shorten storm outages.”

Anderson added that he is pleased that the first phase of the migration of Detroit Public Lighting Department (PLD) customers to DTE started in July. “This is just the beginning of a five to seven year project which will result in greater electric service reliability for these customers.”

Outlook for 2014

DTE Energy reiterated its 2014 operating earnings guidance of $4.20 to $4.40 per diluted share.

“I am pleased with our performance during the first half of the year and confident that we are on target to accomplish our 2014 financial and operational goals. In June, the DTE Board of Directors also demonstrated its confidence in the company’s current year performance and long-range growth plan by declaring a quarterly dividend increase of 5.3 percent to $0.69 per share,” said Peter Oleksiak, DTE Energy senior vice president and CFO. Oleksiak added, “Dividend growth is an important factor in our commitment to deliver shareholder value.” DTE Energy has had five consecutive years of 5 to 6 percent annual dividend increases, consistent with the company’s long-term earnings growth targets.

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com/investors.

DTE Energy plans to conduct a conference call with the investment community hosted by Oleksiak at 9:00 a.m. ET today, to discuss second quarter 2014 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are US and Canada toll free: (888) 256-1028 or International toll: (913) 312-1489. The passcode is 5950191. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from noon today to August 8. To access the replay, dial US and Canada toll free (888) 203-1112 or International toll (719) 457-0820 and enter passcode 5950191.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.1 million customers in Southeastern Michigan and a natural gas utility serving 1.2 million customers in Michigan. The DTE Energy portfolio also includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2014 operating earnings guidance. It is likely that certain items that impact the company's 2014 reported results will be excluded from operating results. Reconciliations to the comparable 2014 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC, CFTC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation and increased thefts of electricity and natural gas; environmental issues, laws, regulations, and the increased costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; volatility in the short-term natural gas storage markets impacting third-party storage revenues; volatility in commodity markets, deviations in weather and related risks impacting the results of our energy trading operations; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings the potential for increased costs or delays in completion of significant construction projects; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; contract disputes, binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This release should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2013 Forms 10-K and 2014 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

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For further information, members of the media may call:
Scott Simons            (313) 235-8808
Alejandro Bodipo-Memba    (313) 235-3202

Analysts, for further information call:
Anastasia Minor (313) 235-8466
Benny Riggi            (313) 235-3208

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In millions, except per share amounts)
Operating Revenues	$2,698	$2,225	$6,628	$4,741
Operating Expenses
Fuel, purchased power and gas	1,276	940	3,431	1,964
Operation and maintenance	811	705	1,652	1,440
Depreciation, depletion and amortization	282	268	562	527
Taxes other than income	87	84	182	178
Asset (gains) and losses, reserves and impairments, net	(7)	5	(8)	(1)
	2,449	2,002	5,819	4,108
Operating Income	249	223	809	633
Other (Income) and Deductions
Interest expense	106	112	216	221
Interest income	(3)	(3)	(5)	(5)
Other income	(40)	(46)	(81)	(90)
Other expenses	10	9	18	16
	73	72	148	142
Income Before Income Taxes	176	151	661	491
Income Tax Expense	50	44	208	149
Net Income	126	107	453	342
Less: Net Income Attributable to Noncontrolling Interest	2	2	3	3
Net Income Attributable to DTE Energy Company	$124	$105	$450	$339

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.70	$0.60	$2.54	$1.94

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.70	$0.60	$2.54	$1.94

Weighted Average Common Shares Outstanding
Basic	177	174	177	174
Diluted	177	175	177	174
Dividends Declared per Common Share	$0.66	$0.66	$1.31	$1.28

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30,
	2014				2013
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$129	$—		$129	$89	$—		$89

DTE Gas	(4)	—		(4)	8	—		8

Non-utility Operations
Gas Storage and Pipelines	18	—		18	16	—		16

Power and Industrial Projects	13	—		13	7	4	B	11

Energy Trading	(14)	4	A	(10)	(2)	—		(2)

Total Non-utility operations	17	4		21	21	4		25

Corporate and Other	(18)	—		(18)	(13)	—		(13)

Net Income Attributable to DTE Energy Company	$124	$4		$128	$105	$4		$109

Adjustments key
A) Energy Trading accounting timing of mark to market adjustment
B) Asset impairment

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30,
	2014				2013
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.73	$—		$0.73	$0.51	$—		$0.51

DTE Gas	(0.02)	—		(0.02)	0.05	—		0.05

Non-utility Operations
Gas Storage and Pipelines	0.10	—		0.10	0.09	—		0.09

Power and Industrial Projects	0.07	—		0.07	0.04	0.02	B	0.06

Energy Trading	(0.08)	0.03	A	(0.05)	(0.01)	—		(0.01)

Total Non-utility operations	0.09	0.03		0.12	0.12	0.02		0.14

Corporate and Other	(0.10)	—		(0.10)	(0.08)	—		(0.08)

Net Income Attributable to DTE Energy Company	$0.70	$0.03		$0.73	$0.60	$0.02		$0.62

Adjustments key
A) Energy Trading accounting timing of mark to market adjustment
B) Asset impairment

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30,
	2014				2013
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$265	$—		$265	$204	$—		$204

DTE Gas	125	—		125	104	—		104

Non-utility Operations
Gas Storage and Pipelines	39	—		39	33	—		33

Power and Industrial Projects	28	—		28	19	4	C	23

Energy Trading	28	(30)	A	(2)	5	—		5

Total Non-utility operations	95	(30)		65	57	4		61

Corporate and Other	(35)	8	B	(27)	(26)	—		(26)

Net Income Attributable to DTE Energy Company	$450	$(22)		$428	$339	$4		$343

Adjustments key
A) Energy Trading accounting timing of mark to market adjustment
B) New York state tax law change
C) Asset impairment

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30,
	2014				2013
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$1.50	$—		$1.50	$1.17	$—		$1.17

DTE Gas	0.71	—		0.71	0.60	—		0.60

Non-utility Operations
Gas Storage and Pipelines	0.22	—		0.22	0.19	—		0.19

Power and Industrial Projects	0.16	—		0.16	0.11	0.02	C	0.13

Energy Trading	0.15	(0.16)	A	(0.01)	0.03	—		0.03

Total Non-utility operations	0.53	(0.16)		0.37	0.33	0.02		0.35

Corporate and Other	(0.20)	0.04	B	(0.16)	(0.16)	—		(0.16)

Net Income Attributable to DTE Energy Company	$2.54	$(0.12)		$2.42	$1.94	$0.02		$1.96

Adjustments key
A) Energy Trading accounting timing of mark to market adjustment
B) New York state tax law change
C) Asset impairment